Exhibit 10.4


                        SERVICES AND OPERATING AGREEMENT



This Agreement is made effective this 6th day of May, 2002 by and between Hamilton Aviation, Inc. (hereinafter "HAM") and Hamilton Aerospace Technologies, Inc. (hereinafter "HAT") and collectively (hereinafter the "Parties").

WHEREAS:

HAT currently holds a FAA part 145 Certificate Repair Station for Aircraft Maintenance and HAT has contracts for 3rd Party Maintenance (hereinafter "3rd Party Maintenance Contracts") and desires to contract with HAM to provide labor, equipment and premises to perform said contracts.

WHEREAS:

HAM and HAT are parties to several other agreements, including the Sale of Assets Agreement dated April 15, 2002, the Funding and Operation Agreement dated, April 15, 2002.

THEREFORE:

In exchange of good and valuable consideration between the Parties as described below and other good and valuable consideration the Parties hereby do agree and covenant the following:

     1. HAT represents and warrants that it is the holder in good standing of a FAA issued Part 145 Repair Station Certificate No. #KT3R643L, with ratings for B-737, B727, DC-9, and MD-80 Aircraft, and HAM represents and warrants that it has the available staff, equipment and facilities to undertake the 3rd Party Maintenance Contracts mentioned above.

     2. HAT has secured contracts with various Aircraft Operators and Leasing Companies for Maintenance and Modification of Large Jet Aircraft that HAM has the capability to perform.

     3. HAT will pay to HAM 95% of the 3rd Party Maintenance Contract business that HAM accepts from HAT on a payment schedule agreed to by the Parties for each 3rd Party Maintenance Contract.

     4. Additional Work required under each 3rd Party Maintenance Contract by HAT and performed by HAM will be billed by HAM to HAT as described in the applicable Additional Work orders signed by the Parties, and HAT shall pay HAM for such additional work on a payment schedule agreed to by the Parties for each 3rd Party Maintenance Contract.

     5. The term of this Agreement shall be for a period consistent with the completion time of each 3rd Party Maintenance Contract which HAM accepts from HAT, or may be terminated or extended on request of HAT and agreed to in writing by the Parties.

     6. This Agreement is meant to facilitate the various other agreements said parties are signatories to and mentioned above. Interpretation of this Agreement is intended by the Parties to be governed by the performance conditions and covenants of said other Agreements and are a supplement to same.

     7. Time is of the essence in the performance of the Parties obligations under this Agreement.

     8. Waiver. Failure of any party at any time to require performance of any provision of this Agreement shall not limit the party's right to enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself for any other provision.

     9. Assignment. No assignment of this Agreement shall be permissible by any party, without the written consent of all the other parties.

     10. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     11. Venue. This parties to this Agreement agree that any action on this Agreement shall be brought in a court of competent jurisdiction located in New Castle County, Delaware.

     12. Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys' fees to be fixed by the arbitrator, trial court and/or appellate court.

     13. Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said ----------- Agreement or any section thereof was drafted by said party.

     14. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or a legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

     15. Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

     16. Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

     17. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

     18. Prior Agreements. This document is the entire, final and complete agreement of the parties and supersedes and replaces all prior or existing written and oral agreements (including any earnest money agreement) between the parties or their representatives relating to the Property.

     19. Modifications Must Be in Writing. This Agreement may not be changed orally. All modifications of this Agreement must be in writing and must have be signed by each party.

     20. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

     21. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

     22. Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

     23. Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

     24. Facsimile Signatures. Facsimile transmission of any signed original document, and the retransmission of any signed facsimile transmission, shall be the same as delivery of the original signed document. At the request of any party, a party shall confirm documents with a facsimile transmitted signature by signing an original document.

     25. Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

     26. Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

     WHEREFORE the parties do hereby set their hand and seal this 6th day of May, 2002:





Hamilton Aviation                                Hamilton Aerospace
                                                          Technologies, Inc.

-----------------------                          -------------------------------
By:  President                                            By:  President